Press Release
Exhibit 99.1
FOR IMMEDIATE RELEASE

Company Contact:
Jill Hewitt
Senior Vice President
OceanFirst Financial Corp.
Tel: (732)240-4500, ext. 7513
email: jhewitt@oceanfirst.com

OCEANFIRST FINANCIAL CORP.
MAKES BOARD OF DIRECTORS ANNOUNCEMENTS

RED BANK, NEW JERSEY, November 29, 2018…OceanFirst Financial Corp. (NASDAQ:OCFC “OceanFirst”), the holding company for OceanFirst Bank N.A., today announced the appointment of Nicos Katsoulis to the Boards of OceanFirst Financial Corp. and OceanFirst Bank N.A. effective January 1, 2019. In addition, Directors Diane Rhine and Mark Solow have announced their intentions to retire at the end of their current terms, which conclude at the 2019 Annual Stockholder meeting.
Mr. Katsoulis retired as an Executive Vice President of OceanFirst Bank N.A. (the “Bank”) in November 2018, to concentrate on his real estate investments and personal finance opportunities. He joined the Bank in February 2018 as Executive Vice President Commercial Real Estate when OceanFirst’s acquisition of Sun Bancorp Inc., holding company of Sun National Bank, was completed. At Sun National Bank, Mr. Katsoulis was Executive Vice President and Chief Lending Officer overseeing all lending activities including commercial and industrial and commercial real estate lending. During his banking career, Mr. Katsoulis served as a Board of Director of State Bancorp, Inc. and its wholly-owned subsidiary, State Bank of Long Island, and was Chair of its Loan Committee. Mr. Katsoulis is a graduate of the London School of Economics and Columbia University’s graduate school of business.
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $7.6 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City.

OceanFirst Bank delivers commercial and residential financing solutions, wealth management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.
Forward-Looking Statements
In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.